Exhibit 10.2

JUNIOR PARTICIPATION AGREEMENT

JUNIOR PARTICIPATION AGREEMENT (“Agreement”), is entered into as of February 22, 2010 by and among The Christopher John Kliefoth Revocable Trust UA 07-10-2007 and Richard Horowitz (collectively or individually, “you” or the “Junior Participants”), financial institutions set forth on the signature page hereto (each a “Lender” and collectively, “Lenders”) and PNC Bank, National Association (“PNC”), as agent for Lenders (in such capacity, the “Agent”).

1.             This Agreement will confirm your participation with Agent and Lenders in the Revolving Advances made pursuant to, and as such term is defined in, that certain Revolving Credit, Term Loan and Security Agreement by and among Agent, Lenders and WM Coffman LLC (“Borrower”) dated as of June 8, 2009 as heretofore and hereafter amended, supplemented and/or otherwise modified, including without limitation by that certain Forbearance and Amendment Agreement dated as of February 12, 2010 (the “Loan Agreement”).  All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement.

2.             Your participation in the Revolving Advances is without recourse to Agent and Lenders and is subject to the terms and provisions of this Agreement, the Loan Agreement and the Other Documents.

3.             Upon your remittance to Agent of the sum of Two Hundred Fifty Thousand Dollars ($250,000), consisting of $125,000 from each of the Junior Participants, Agent and Lenders shall sell to you and you shall be deemed to have purchased from Agent and Lenders, on the terms and conditions set forth in this Agreement, a junior and subordinate “last out” participation (the “Junior Participation”) in the Revolving Advances in such amount, but only in the manner and to the extent set forth in this Agreement.

4.             You shall at all times have an undivided but subordinated interest, to the extent of your Junior Participation, in all Collateral heretofore or hereafter granted and/or assigned to Agent and Lenders by Borrower from time to time or held by Agent and Lenders pursuant to the Loan Agreement and the Other Documents.  You agree that Agent may from time to time, in its sole discretion and without consulting or giving you any notice thereof, amend, modify and/or renew the Loan Agreement and the Other Documents as Agent determines in its sole and absolute discretion, and your Junior Participation shall continue notwithstanding and such amendment, modification and/or renewal.  Agent shall provide to you promptly after the execution and delivery thereof by the applicable parties, copies of any amendments, modifications, supplements or other revisions to the Loan Agreement and the Other Documents.  Notwithstanding the foregoing, Agent shall provide you with not less than three (3) business days written notice (unless such notice period is impracticable under any applicable exigent circumstances, in which case Agent shall provide you with such notice as is reasonably practicable) prior to taking any action, including without limitation amending, modifying or supplementing the Loan Agreement and/or the Other Documents, that is materially adverse to your interests.

5.             It is understood and agreed that your Junior Participation shall constitute a junior and subordinate participation in the outstanding Revolving Advances.

6.             All amounts payable to you (whether regarding principal, interest or otherwise) shall be repayable by Agent and Lenders to you only on the termination of all of the transactions of Borrower with Agent and Lenders, and only out of any surplus received by Agent and Lenders remaining after the payment in full in cash to Agent and Lenders of all Obligations owing to us under the Loan Agreement and the Other Documents (exclusive of your Junior Participation), including expenses, interest and charges, and owing to any senior participant of all monies owing to it under its participation with Agent and Lenders.  Such surplus, if any, shall be turned over to you, but in no event shall the amount so turned over exceed the amount of your Junior Participation plus accrued interest.  Other than the principal amount of your Junior Participation plus accrued interest, you shall not be entitled to any compensation or other payment with respect to your Junior Participation.  By your confirmation and acceptance of this Agreement, you represent that you are entitled to receive any payments to be made to you hereunder without the withholding of any tax and that, upon Agent’s request, you will furnish to Agent such certifications, statements and other documents deemed necessary or appropriate by Agent to evidence your exemption from the withholding of any tax imposed by any applicable jurisdiction or to enable Agent to comply with any applicable laws or regulations relating thereto.

7.             The amount of accrued interest owed to you with respect to your Junior Participation (the “Junior Participant’s Interest Amount”) shall by calculated at the Contract Rate, adjusted when said interest rate changes.  The calculation of the Junior Participant’s Interest Amount interest shall be made by Agent and such calculation shall be binding on all parties absent manifest error.  The Junior Participant’s Interest Amount shall merely be a calculation of the amount to be paid to you out of the surplus (if any) described above, and neither Agent nor Borrower shall be obligated to pay, collect or segregate such Junior Participant’s Interest Amount in a deposit account or similar account.  If the amount of Revolving Advances is less than the amount of your Junior Participation, you shall not receive any accrued interest on the amount by which your Junior Participation exceeds the outstanding amount of Revolving Advances.

8.             The Junior Participation shall be acquired by you without recourse to Agent and Lenders and for your own account and risk.  You hereby acknowledge that you have, independently and without reliance upon us and based on such other documents and information as you have deemed appropriate, made your own commercial analysis and decision to enter into this Agreement, are not relying and will not rely in the future upon any financial projections, estimates, appraisals, financial summaries or credit memoranda prepared by or on behalf of Agent and Lenders and given directly or indirectly to you to assist you in making your own independent credit analysis.  You further represent that (a) you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of your Junior Participation; and (b) you have the ability to bear the economic risks of the Junior Participation and can afford the complete loss of such Junior Participation.

9.             The account of Borrower and all transactions in connection therewith shall be conducted solely in Agent’s and Lenders’ names, without charge for administration or clerical expenses except to the extent same may be chargeable to Borrower under the Loan Agreement and the Other Documents.  You acknowledge that Agent and Lenders have made no representations or warranties, express or implied, as to Borrower, the Loan Agreement, the Other Documents, the transactions or the Collateral, or the legal validity, enforceability or collectability thereof, and that you are fully familiar with all of the details thereof.  You hereby acknowledge that you have received copies of the Loan Agreement and the Other Documents.  In giving or withholding consents or approvals, taking, holding, permitting substitutions for or releasing Collateral, obtaining or releasing the primary or secondary liability of any party with respect to the Advances, or any Collateral granted as security therefor, and otherwise in exercising, refraining from exercising, or waiving any of Agent’s and Lenders’ rights under the Loan Agreement and the Other Documents (all of which Agent and Lenders may do in their sole and absolute discretion without notice to or consent by you), Agent and Lenders will endeavor to use the same care as if the Advances were solely for their own accounts, but Agent and Lenders shall be under no fiduciary duty to you and they shall be liable to you only for their own willful misconduct or gross negligence.  Agent and Lenders may make such other Advances and enter into such other agreements and transactions with Borrower as Agent and Lenders may, in their our sole and absolute judgment, deem advisable, without notice to or consent from you.

10.           All attorneys’ fees, court costs, collection expenses and other legal or extraordinary expenses, if advanced or paid by Agent and Lenders to or for the account of Borrower or for the care, preservation or collection of the Collateral shall be recovered by agent and Lenders from the Collateral.  All sums collected by Agent and Lenders upon the Collateral shall be applied first to the payment to Agent and Lenders of the aforesaid expenses, then to interest and fees and, finally, to the principal indebtedness owing to Agent and Lenders.  Agent and Lenders shall have the right to incur such expenses in their sole and absolute discretion as they deem advisable.  You shall promptly repay to Agent any sum paid by Agent to you under this Agreement in the event that Agent or Lenders must repay the same to Borrower or its representatives for any reason whatsoever, with interest thereon from the date Agent or Lenders repay the same to Borrower or its representatives until you repay the same to Agent in full at the rate of interest payable to you under this Agreement.

11.           Agent and Lenders shall have the exclusive right to (i) service and manage the Loan Agreement, the Other Documents, the Collateral and all transactions contemplated under the Loan Agreement and Other Documents and (ii) exercise any and all remedies available to Agent and Lenders therein and at law or in equity, or forbear from exercising such remedies, all in Agent’s and Lenders’ sole and absolute discretion.  It is specifically understood and agreed that Agent and Lenders may from time to time make Advances to Borrowers under the Loan Agreement and Other Documents without regard to the Collateral.  Agent and Lenders may make substantial over-advances to Borrower relying upon your participation, notwithstanding the fact that in Agent’s and Lenders’ opinion they may not have sufficient Collateral.  You hereby agree to Agent’s and Lenders’ making such Advances.  Agent and Lenders do not assume and shall have no responsibility or liability, express or implied, for the collectability, enforceability, genuineness or validity of the transactions or the Collateral, or the financial condition of Borrower or any obligation on Borrower’s account, or credit or other information furnished by Agent and Lenders to you.

12.           Agent and Lenders may, upon five (5) Business Days notice, repurchase your Junior Participation, at any time, for a repurchase price equal to your investment plus all accrued (but unpaid) earnings thereon.  Upon such repurchase, each party to this Agreement shall be released of any liability to the other parties arising out of subsequent transactions with Borrower.  You may not terminate your Junior Participation since Agent and Lenders are relying on the same in making Advances to Borrower.

13.           Nothing contained in this Agreement shall confer upon any party to this Agreement any interest in, or subject any party to this Agreement to any liability for, the business, assets, profits, losses or obligations of the other parties to this Agreement, except to the extent set forth in this Agreement.

14.           EACH PARTY HERETO DOES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR RELATING OR INCIDENTAL HERETO.  EACH PARTY HERETO DOES HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THEIRS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

15.           THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED AS TO VALIDITY, ENFORCEMENT AND IN ALL OTHER RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH PARTY HERETO EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION HEREWITH.  ANY JUDICIAL PROCEEDING BY A PARTY HERETO AGAINST THE OTHER INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED HEREWITH SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  EACH PARTY HERETO FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS.  EACH PARTY HERETO WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

16.           To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.           No amendment or waiver of any provision of this Agreement, nor consent to any departure by you therefrom shall in any event be effective unless the same shall be in writing executed by all parties hereto.

18.           This Agreement may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.  Any signature delivered by telecopy or by electronic transmission in a “pdf” format shall be deemed to be an original signature hereto.

19.           This Agreement contains the entire understanding between the parties hereto and shall bind our respective representatives, successors and assigns.  The parties hereto agree to endeavor to maintain the confidentiality of the terms of the Junior Participation.

20.           All notices, requests and demands to or upon the respective parties shall be in writing or by telecopy and shall be deemed to have been duly given or made (a) when delivered, if by hand, (b) three (3) days after being deposited in the mail, postage prepaid, if by mail, or (c) when confirmed, if by telecopy or, (d) one (1) Business Day after being sent by a recognized overnight delivery service.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

THE CHRISTOPHER JOHN KLIEFOTH REVOCABLE TRUST UA 07-10-2007

By:	/s/ Christopher John Kliefoth, Trustee
Christopher John Kliefoth, Trustee

/s/ Richard Horowitz
Richard Horowitz

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Bryan Shia
Name: Bryan Shia
Title: Vice President